[CITIZENS LOGO]
                                                                    Exhibit 99.3


                          CITIZENS BANKING CORPORATION
                       EMPLOYEE QUESTION AND ANSWER GUIDE

We are pleased to announce that Citizens Banking Corporation and Republic Bancorp have signed an agreement under which Republic will merge into Citizens. The new entity will be called Citizens Republic Bancorp. Pending shareholder and regulatory approval the merger is expected to close late in the 4th quarter of 2006.

This question and answer document is designed to help all Citizens and F&M employees understand the reasons for the merger and the advantages our partnership will offer.

Your manager has been requested to review this package with you. If you have further questions, please submit them through one of the channels listed below:

o Citizens Bank and F&M Bank employees may send general questions through Operational Excellence, select the "Merger" drop-down option, or send human resource related questions to HR4U@cbcf-net.com. Questions will be answered as soon as possible.

CITIZENS REPUBLIC BANCORP
"A LEADING MIDWESTERN FRANCHISE"

KEY POINTS
-45th largest bank holding company in the US based on total assets
-$13.9 billion in assets
-275 branch locations in 5 Midwest states (MI, WI, IA, IN, OH)
-The #1 SBA bank lender in Michigan
-Almost 5% of the total deposits in Michigan
-An expanded presence in Southeast Michigan and other high growth markets -Over 3,000 employees
-Recognized as an Employer of Choice

Q.   WHO IS REPUBLIC BANCORP AND WHERE ARE THEY LOCATED?
A. Republic Bancorp is currently the 3rd largest bank holding company headquartered in Michigan with over $6.2 billion in assets and currently ranks as the 80th largest bank holding company in the United States and employs over 1,000 people. Its subsidiary Republic Bank has 92 offices located in Michigan, Ohio and Indiana. Republic serves three primary business lines in retail, commercial and mortgage. Republic Bancorp common stock trades on NASDAQ under the symbol RBNC. Republic was recently ranked by FORTUNE magazine as the 17th best company to work for in America. This is its sixth year listed on FORTUNE'S "100 Best Companies to Work For." Republic has also been named to WORKING MOTHER magazine's list of "100 Best Companies for Working Mothers" for the fifth year in a row. More information about Republic Bancorp is available at http://www.republic bancorp.com.

FOR INTERNAL USE ONLY

Q.   WHAT ARE THE BENEFITS OF THE MERGER FOR BOTH ORGANIZATIONS?
A. Citizens Republic Bancorp will represent a strong regional brand better positioned to compete with super-regional as well as community banks. The existing corporate cultures and strategies for both companies are very compatible. Both teams are committed to a strong sales and service philosophy which will lead to future growth and enhanced shareholder value.

     Citizens Republic Bancorp will provide a full complement of commercial, wealth management, and specialty lending products to Republic customers, as well as enhance SBA, commercial real estate and mortgage banking services for Citizens customers through 275 branch and loan production offices. This partnership will increase our Southeast Michigan presence to 39 locations. Citizens Republic Bancorp will have almost 5% of the total deposits in Michigan, with over 35% of its deposits in high growth markets.

Q.    WHO WILL MANAGE THE NEW BANK?
A. The management team for Citizens Republic Bancorp will be committed to sharing the best practices of both organizations to assure we remain a competitive financial force in the Midwest. JERRY CAMPBELL, current Chairman of Republic Bank will serve as Chairman of the Board of the new Citizens Republic Bancorp until year end 2007. BILL HARTMAN, Chairman, President and CEO of Citizens Bank will assume the position of CEO of Citizens Republic Bancorp immediately, and then succeed Jerry Campbell as Chairman until year end 2012. DANA CLUCKEY, President and CEO of Republic Bancorp will serve as President and Chief Operating Officer of Citizens Republic Bancorp. Beginning in 2011, Dana Cluckey will succeed Bill Hartman as CEO and President of Citizens Republic Bancorp.

Q.    WHO WILL SERVE ON THE BOARD OF THE NEW BANK?
A. After the merger, the Citizens Republic Bancorp Board of Directors will be comprised of 9 current Citizens Banking Corporation Directors and 7 current Republic Directors. Jerry Campbell, Chairman of Republic Bancorp, Bill Hartman, Chairman, President and CEO of Citizens Banking Corporation and Dana Cluckey, President and CEO of Republic Bancorp will serve on the new board.

Q.    HOW WILL EMPLOYEES BE AFFECTED BY THIS MERGER?
A. A transition team comprised of both Citizens and Republic employees will be formed immediately to evaluate products, processes and best practices inherent to each organization. TOM MENACHER, Executive Vice President, Treasurer and Chief Financial Officer of Republic Bancorp will lead the integration efforts of the new organization. Until integration efforts are approved, day to day and major corporate initiatives will continue. You will be notified of any changes in advance.

      We anticipate there will be many new and exciting opportunities for our top performing employees. There will be some overlap in departments, functions and branches common to each bank which will result in staff reductions. Efforts will be made to accommodate staff reductions through normal attrition and open positions.

FOR INTERNAL USE ONLY

Q.    WILL WE SELL OR CLOSE BRANCH OFFICES?
A: We will evaluate all of our markets to ensure that we have proper branch coverage to service our customers. Branch divestitures in some of our markets may be required by the regulators. All of this will likely result in some consolidation and closures of branches but it is too early for us to speculate on specific details.

Q.    WHAT IS THE IMPACT ON BENEFITS?
A. All current Citizens Bank and F&M Bank programs will remain in effect for 2006. Programs for 2007 will be addressed by a transition team.

Q:    IF I OWN REPUBLIC STOCK, HOW DOES THIS TRANSACTION AFFECT ME?
A: Republic shareholders will have the right to receive either Citizens Banking Corporation common stock, cash, or a combination of stock and cash subject to certain limitations in exchange for their shares of Republic stock. For specific information on the alternatives available to Republic shareholders, please refer to the press release.

Q. ARE THERE ANY RESTRICTIONS ON BUYING CITIZENS BANKING CORPORATION OR REPUBLIC BANCORP STOCK?
A. Generally, there are no restrictions following the announcement of the merger. However, certain persons may be subject to additional restrictions, and those individuals will be separately notified.

Q.    WHAT IS THE TIMETABLE FOR THE CHANGE?
A. We hope to have the transaction finalized late in the 4th quarter of 2006 following the necessary shareholder and regulatory approvals. System conversions are expected to occur in the first quarter of 2007.

Q.    HOW WILL CUSTOMERS BE AFFECTED BY THIS CHANGE?
A. The merger will offer customers enhanced convenience through a greatly expanded branch network and product offerings. We are committed to a relentless focus on our customers and will work closely together as partners to assure that there is minimal customer disruption during the integration process. For now, nothing will change for the customers of either organization. Until the integration plans are complete, Citizens and Republic customers will not be able to make transactions at the partner location.

Q.    WHO DO I CONTACT WITH QUESTIONS?
A. If you have questions, please submit them through one of the channels mentioned below:

   o Citizens Bank and F&M Bank employees may send general questions through Operational Excellence, select the "Merger" drop-down option, or send human resource related questions to HR4U@cbcf-net.com. Questions will be answered as soon as possible.

FOR INTERNAL USE ONLY

      We will be updating Citizens Bank and F&M Bank employees on a regular basis through a publication dedicated to the merger in the future.

Q.    WHAT DO I DO IF I AM CONTACTED BY A REPORTER?
A: Please refer all media inquiries to JOHN OWENS, Head of Marketing Services and Corporate Communications. He can be reached at 810-424-2909 (61-2909) or 810-252-9453.


CITIZENS BANKING CORPORATION COMPANY PROFILE
Citizens Banking Corporation is currently the 2nd largest bank holding company headquartered in Michigan and employs over 2,100 people. Citizens is a diversified financial services company providing a wide range of commercial, consumer, mortgage, and wealth management services to a broad client base. Citizens Banking Corporation serves markets through Citizens Bank offices in Michigan and Wisconsin, and through F&M Bank offices in Iowa. Citizens Banking Corporation has roots going back to 1871 in Flint, Michigan. Citizens is currently the 64th largest bank holding company in the United States, with assets of $7.7 billion as of March 31, 2006. Citizens Banking Corporation common stock trades on the NASDAQ under the symbol CBCF. More information about Citizens Banking Corporation is available at http://www.citizensonline.com.

WE HOPE THAT YOU HAVE FOUND THIS INFORMATION HELPFUL. HOWEVER, THIS Q&A IS ONLY A SUMMARY. IF THERE IS ANY CONFLICT BETWEEN THIS INFORMATION AND THE OFFICIAL PLAN DOCUMENTS RELATING TO ANY BENEFIT PLAN REFERRED TO HEREIN, THE TERMS OF THE PLAN DOCUMENTS WILL GOVERN. ALSO, AS ALWAYS, CITIZENS RESERVES THE RIGHT TO INTERPRET, MODIFY OR TERMINATE ITS PLANS AND POLICIES AT ANY TIME.

SAFE HARBOR STATEMENT
Discussions in this release that are not statements of historical fact (including statements that include terms such as "will," "may," "should," "believe," "expect," "anticipate," "estimate," "intend," and "plan") are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Citizens and Republic, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Citizens or Republic shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; deposit attrition and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; competition and its effect on pricing, spending, third-party relationships and revenues; movements in market interest rates and secondary market volatility; divestitures assumed and/or required; potential conditions that may affect the tax-free status of the Republic stock exchange for Citizens' common shares; and unfavorable changes in economic and business conditions or the regulatory environment. Additional factors that may affect future results are contained in Citizens' and Republic's filings with the SEC, which are available at the SEC's web site http://www.sec.gov. Citizens and Republic disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

ADDITIONAL INFORMATION
In connection with the proposed merger, Citizens and Republic will file a joint proxy statement/prospectus with the Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and

FOR INTERNAL USE ONLY
other documents filed by Citizens and Republic with the SEC at the SEC's website at http://www.sec.gov. Free copies of the joint proxy statement/prospectus (when available) and each company's other filings with the SEC may also be obtained by accessing Citizens' website at http://www.citizensonline.com under the Investor Relations section or by accessing Republic's website at http://www.republicbancorp.com under the Investor Relations section.

Citizens and Republic and their respective directors, executive officers and other members of their management may be soliciting proxies from their respective shareholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Citizens' shareholders under the rules of the SEC is set forth in the Proxy Statement filed by Citizens with the SEC on March 22, 2006, and information concerning persons who may be considered participants in the solicitation of Republic's shareholders under the rules of the SEC is set forth in the Proxy Statement filed by Republic with the SEC on March 14, 2006. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of these documents as described above.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.


FOR INTERNAL USE ONLY